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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72491, No. 333-576, No. 333-578, No. 333-580,
No. 333-582, No. 333-24929 and No. 333-31397) of Allmerica Financial Corporation of our report dated January 30, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 30, 2003 relating to the financial statement schedules, which appears in this Form 10-K.

       /s/  PricewaterhouseCoopers LLP


       PricewaterhouseCoopers LLP
       Boston, Massachusetts
       March 24, 2003